www.ringenergy.com NYSE American: REI VALUE FOCUSED PROVEN STRATEGY Simplifying and Enhancing the Capital Structure

www.ringenergy.com NYSE American: REI Forward-Looking Statements Disclaimer This Presentation includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of strictly historical facts included in this Presentation constitute forward-looking statements and may often, but not always, be identified by the use of such words as “may,” “will,” “should,” “could,” “intends,” “estimates,” “expects,” “anticipates,” “plans,” “project,” “guidance,” “target,” “potential,” “possible,” “probably,” and “believes” or the negative variations thereof or comparable terminology. These forward-looking statements include statements regarding the expected benefits to Ring Energy, Inc. (“Ring” or the “Company”) and its stockholders from the acquisition of oil and gas properties (the “Stronghold Acquisition”) from Stronghold Energy II Operating, LLC and its affiliates; and the Company's financial position, future revenues, net income, potential evaluations, business strategy and plans and objectives for future operations. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to be materially different than any future results expressed or implied in those statements. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the Company’s ability to successfully integrate the oil and gas properties acquired in the Stronghold Acquisition; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices or production history; impacts to financial statements as a result of impairment write-downs; risks related to the level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; the impacts of hedging on results of operations; the Company’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing due to the COVID-19 pandemic or future variants. Some of the factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2022 annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 9, 2023 and the Company’s other SEC filings. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable, it can give no assurance that such assumptions will prove to be correct. All forward-looking statements in this Presentation are expressly qualified by the cautionary statements and by reference to the underlying assumptions that may prove to be incorrect. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as required by applicable law. The financial and operating estimates contained in this Presentation represent our reasonable estimates as of the date of this Presentation. Neither our independent auditors nor any other third party has examined, reviewed or compiled the projections and, accordingly, none of the foregoing expresses an opinion or other form of assurance with respect thereto. The assumptions upon which the projections are based are described in more detail herein. Some of these assumptions inevitably will not materialize, and unanticipated events may occur that could affect our results. Therefore, our actual results achieved during the periods covered by the estimates will vary from the projected results. Prospective investors are cautioned not to place undue reliance on the estimates included herein. 2

Simplifying and Enhancing the Capital Structure

Preparing to Pursue Balance Sheet Enhancing & Accretive Acquisitions

Exercising Warrants

- Shares issued pursuant to the exercise of the warrants were previously included in shares authorized and in fully diluted shares calculated using the treasury stock method
- Exercising the warrants increased shares outstanding, but does not impact shares available for use
- Accelerating ~$9 MM in warrant proceeds accelerates debt paydown
- Increases Ring's public float and we believe it should improve trading liquidity

	As of 12/31/22	As of 3/28/23	As of 4/14/23
Shares Authorized	225.0 MM	225.0 MM	225.0 MM
Shares Outstanding	175.5 MM	180.6 MM	195.1 MM
Exercisable Warrants	19.1 MM	14.6 MM	0.1 MM
Reserved Shares[(1)]	10.5 MM	9.9 MM	9.9 MM
Remaining Shares Available for Use	**19.8 MM**	**19.9 MM**	**19.9 MM**

1. *Reserved shares include common shares set aside for, restricted stock, stock options and performance shares granted but not yet vested, and stock committed to be used for shareholder approved equity incentive plans.*

Improving Financial Flexibility

- Continuing to pursue its **value focused proven strategy** leading to **accretive growth** through targeted, balance sheet enhancing, and accretive acquisitions **requires an increase** in the shares authorized
- The Stronghold Acquisition in 2022 was partially funded with Ring shares and was **balance sheet enhancing** and **accretive on all major metrics**
- The Company's strategy associated with potential future transactions is to likewise **meet similar accretive metrics** when **using equity**
- Having an adequate number of authorized shares **significantly reduces transaction execution risk**
- Any future transaction that requires use of more than 20% of the shares outstanding **will require an affirmative vote** by Ring shareholders
- **Approving** an increase in authorized shares **is not a dilutive event**

ONLY ~19.9 MILLION SHARES AUTHORIZED FOR FUTURE USE
(less than 9% of total authorized shares)

IMPORTANT INFORMATION ABOUT THE AUTHORIZED SHARE PROPOSAL

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Ring Energy, Inc.'s (the "Company") stockholders at its 2023 annual meeting seeking, among other proposals, the approval to increase the authorized shares of common stock. In connection therewith, on April 11, 2023, the Company filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission ("SEC"). Stockholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the authorized share proposal and other proposals set forth therein.

Investors and security holders will be able to obtain the documents when available free of charge at the SEC's website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC when available at the Company's website, www.ringenergy.com. Information contained on such websites or that can be accessed through such websites does not constitute a part of this communication.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in respect to the authorized share proposal and other proposals. Information about the directors and executive officers of the Company is set forth in the Company's preliminary proxy statement, which was filed with the SEC on April 11, 2023. Investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the authorized share proposal and other proposals set forth therein by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the 2023 annual meeting. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.

www.ringenergy.com NYSE American: REI
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COMPANY CONTACT Al Petrie (281) 975-2146 apetrie@ringenergy.com Chris Delange (281) 975-2146 cdelange@ringenergy.com